Exhibit 10.40

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of this 16th day of November, 2023 (the “Effective Date”), by and between (1) Alchemy Advisory LLC, a limited liability company organized under the laws of Puerto Rico (the “Consultant”) and located at 144 Hillside Village, Rio Grande, PR 00745, and (2) Vitro Biopharma, Inc., a Nevada corporation (the “Company”) and having its principal place of business at 3200 Cherry Creek Drive South, Suite 720, Denver, Colorado 80209. The Company and Consultant are collectively referred to herein as the “Parties”.

WHEREAS, the Company is a an innovative biotechnology company targeting autoimmune diseases and inflammatory disorders;

WHEREAS, Consultant is operating as a financial and business consultant;

WHEREAS, the Company desires to retain Consultant, and Consultant desire to be retained by the Company;

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1. DUTIES. (a) The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a strategy business consultant to the Company. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described in this Section and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

(b) Description of Consulting Services. The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide financial and business advice to the Company including, but not limited, to (a) help drafting a public company competitive overview, (b) help preparing and/or reviewing a valuation analysis, (c) help drafting marketing materials and presentations, (d) reviewing the Company’s business requirements and discuss financing and businesses opportunities, (e) investor marketing, (f) investor relations introductions, (g) legal counsel introductions, (h) auditor introductions, (i) investment banking and research introductions, (j) M&A canvassing and ways to grow the business organically, and (k) stand-by capital markets advisory services as needed.

2. TERM. The Term of this Agreement is six (6) months, at which point this Agreement can be extended for another six (6) months with the consent of both Parties in writing.

3. COMPENSATION. For services rendered hereunder, the Company shall pay to the Consultant the sum of Fifty Thousand Dollars ($50,000.00), which will be fully earned by the Consultant upon the Company’s execution of this Agreement and will be payable to the Consultant within 10 days thereof. An additional Fifty Thousand Dollars ($50,000.00) cash fee shall become due and payable upon the Company’s initial public offering (“IPO”) or direct listing (“DL”) of its Common Stock, par value $0.001 per share (“Common Stock”). In addition to such cash fees, the Company shall issue and deliver to the Consultant an equity fee of Twenty Thousand (20,000) restricted shares of its Common Stock; provided that in the event that the initial public offering (IPO) or direct listing (DL) price per share of the Common Stock is less than Fifteen Dollars ($15) then the equity fee will be the number of whole shares of Common Stock as shall equal (or just exceed) $300,000 (based on such IPO or DL price (as the case may be, the “Shares”). The foregoing equity fee shall also be fully earned by the Consultant upon the Company’s execution of this Agreement. For all relevant purposes, the number of Shares to be issued and delivered to the Consultant hereunder shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company’s Common Stock that occurs between the date of the execution of this Agreement and the Company’s IPO or DL (as applicable). The Shares will also have a piggy-back registration rights specified below such that the Shares will be registered for resale by Consultant whenever the Company is required or proposes to register any of its equity securities under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a registration statement filed with the U.S. Securities and Exchange Commission, with respect to the IPO or DL or any other primary and secondary offering of equity securities.

4. EXPENSES. The Company agrees to reimburse the Consultant from time to time for reasonable and pre-approved (in writing, including via email) out-of-pocket expenses incurred by Consultant in connection with its activities under this Agreement.

5. INVESTMENT REPRESENTATIONS. The Consultant represents and warrants to the Company that:

(a) The Consultant represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and acknowledges that the issuance to the Consultant of the Shares contemplated hereby is being made in reliance, among other things, on a private placement exemption with respect to “accredited investors” under the Securities Act and similar exemptions under state law.

(b) The Consultant is acquiring the Shares solely for investment purposes, for the Consultant’s own account (and/or for the account or benefit of its members or affiliates) and not with a view to the distribution thereof, and the Consultant has (and any such members or affiliates have) no present arrangement to sell or distribute the Shares to or through any person or entity.

(c) The Consultant acknowledges and understands the Shares are being issued to it by the Company in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Shares have not been registered under the Securities Act and, if in the future the Consultant decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with the applicable securities laws of any state or any other jurisdiction. Consultant agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Consultant may be required to deliver to the Company an opinion of counsel reasonably satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Consultant agrees it will not resell the Shares.

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(d) The Consultant is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in the Shares.

(e) The Consultant is aware that an investment in the Shares is highly speculative and subject to substantial risks because, among other things, the Shares are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Consultant is able to bear the economic risk of its investment in the Shares for an indefinite period of time.

(f) The Consultant, in making the decision to acquire the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company. The Consultant is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company has had full access to such other information concerning the Company as the Consultant has requested.

6. PIGGYBACK REGISTRATION RIGHTS. If the Company shall determine to register for sale for cash any of its securities, for its own account or for the account of others (other than the Consultant), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8), (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration statement on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, or (iii) in connection with any offering involving an underwriting of securities to be issued by the Company, the managing underwriter shall prohibit the inclusion of securities by selling holders (and not only Consultant) in such registration statement or shall impose a limitation on the number of securities which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is (1) imposed pro rata with respect to all securities whose holders have a contractual piggyback rights to include such securities in the registration statement and as to which inclusion has been requested pursuant to such rights and (2) there is first excluded from such registration statement all securities sought to be included therein by (A) any holder thereof not having any such contractual piggyback registration rights, and (B) any holder thereof having contractual piggyback registration rights subordinate and junior to the Shares, in which case the Company shall then be obligated to include in such registration statement only such limited portion of the Shares as the Consultant has requested inclusion hereunder as is determined in accordance with foregoing. The Company shall promptly give to the Consultant written notice of its intent to file any such non-excluded registration statement not less than ten (10) calendar days prior to the filing date thereof, and shall include in such registration all of the Shares specified in a written request delivered by the Consultant to the Company within five (5) calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Consultant, withdraw such registration statement prior to it becoming effective if the Company or relevant selling stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby. For the avoidance of doubt, all of the Shares issued or issuable to the Consultant pursuant to this Agreement will be registered in the S- 1 statement filed by the Company’s in connection with its IPO.

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7. CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the term of this Agreement from the Company or the Company’s employees, agents or other consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company’s benefit and shall not be directly or indirectly disclosed by the Consultant to any other person without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

8. INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

9. TERMINATION. This Agreement may be terminated by mutual consent of both Parties at any time, provided, however, that termination shall not relieve the Company from paying the compensation provided for hereunder.

10. NO THIRD-PARTY RIGHTS. The Parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the Parties hereto, have any rights to or interest in any of the services contemplated hereby.

11. ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each Party acknowledges that it has executed and delivered this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either Party contained herein shall survive its execution and delivery.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. ATTORNEY’S FEES. In the event of any controversy, claim or dispute between the Parties arising out of or in any manner relating to this Agreement, the prevailing Party in any action brought to resolve such controversy, claim or dispute shall be entitled to recover reasonable attorney’s fees and costs.

14. VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the Parties hereto by written amendment to preserve its validity.

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15. NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no Party, employee, agent or other representative or such Party shall disclose its contents to any third party except as required by law or as necessary to comply with applicable law.

16. BOARD ACTION. As a condition to the effectiveness of this Agreement, the Company will deliver to the Consultant a true and correct copy of the Unanimous Written Consent of the Board of Directors of the Company, executed by each member of such Board, authorizing the issuance of the Shares, in the form attached as Exhibit A hereto.

17. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and cannot be altered or amended except by a written amendment duly executed by both Parties.

18. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party, which consent may be withheld for any reason. Any purported assignment in violation of this Section shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

The Company		The Consultant

Vitro Biopharma, Inc.		Alchemy Advisory LLC

a Nevada corporation		a Puerto Rico limited liability company

/s/ Christopher Furman
By:	Christopher Furman	By:	/s/ Dmitriy Shapiro
	President & CEO		Dmitriy Shapiro
Founder

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